                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officer or Director of MONY Life Insurance Company (the "Company"), a stock life insurance company, hereby constitutes and appoints Richard V. Silver, Stuart L. Faust, Karen Field Hazin, Edward Marron, Kathleen De Celie, Dodie Kent, William J. Evers, and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent for him or her and on his or her behalf and in his or her name, place and stead, to execute and file any and all registration statements (and amendments thereto) by the Company or its separate accounts relating to annuity contracts and life insurance policies under the Securities Act of 1933 and/or the Investment Company Act of 1940, including but not limited to the "Registration Statements," as defined below, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents and his, her or their substitutes being empowered to act with or without the others, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue hereof.

         The "Registration Statements" covered by the Power of Attorney are defined to include the registration statements listed below:

                       MONY Variable Account A (811-06218)
                       -----------------------------------
                                    333-72714
                                    333-92312
                                    333-92320
                                    333-72259
                                    033-37722
                                    033-38299
                                    033-37718

                     Keynote Series Account - NY (811-05457)
                       -----------------------------------
                                    033-33318
                                    033-19836

                       MONY Variable Account L (811-06215)
                       -----------------------------------
                                   333-104156
                                    333-72590
                                    333-72594
                                    333-71414
                                    333-71677
                                    333-01581
                                    033-37719

                       MONY Variable Account S (811-06217)
                       -----------------------------------
                                    033-37721

         IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 26th day of February 2007.


                                  /s/ Alvin H. Fenichel
                                  ---------------------
                                  Alvin H. Fenichel, Senior Vice President and
                                  Controller